                                                                                                             EXHIBIT 99

COCA-COLA ENTERPRISES INC.                                       NEWS RELEASE
CONTACT:	Scott Anthony - Investor Relations (770) 989-3105
Laura Asman - Media Relations (770) 989-3023
Helene Krupp - Shareowner Relations (770) 989-3620

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC. REPORTS

SECOND-QUARTER 2001 RESULTS AND ANNOUNCES
RESTRUCTURING CHARGE

    Consolidated constant territory volume increased 3 1/2 percent in the second quarter of 2001. Second-quarter 2001 net income per common share was 16 cents, excluding a nonrecurring tax benefit.
    The Company will record restructuring and other charges in a range of $60 million to $80 million in the second half of 2001 related to the consolidation of operating units and planned reductions in operating expenses.
    The Company expects full-year 2001 cash operating profit to total $2.05 billion to $2.1 billion, excluding Herb Coca-Cola and the nonrecurring charges.

ATLANTA, July 17, 2001 -- Coca-Cola Enterprises today announced that second-quarter 2001 cash operating profit* was $608 million, and reported net income applicable to common shareowners was $114 million, or 27 cents per diluted common share. Reported second-quarter results include a nonrecurring reduction in income tax expense of $46 million, or 11 cents per diluted common share, related to income tax rate reductions in Canada. In the second quarter of 2000, the Company reported cash operating profit of $708 million and net income per common share of 30 cents, excluding nonrecurring items.

"Despite improved North American volume performance in the second quarter, efforts to manage the competitive retail price gap that exists in many of our markets resulted in little or no price increase," said John R. Alm, president and chief operating officer. "While we have enhanced our business through the introduction of new products and packages, retail price trends on cans and 2-liter continue to represent a significant challenge. We have introduced a number of packages geared toward generating higher net pricing per case, but industry pricing on key packages remained at or below prior-year levels."

The Company will record restructuring and other charges in the third and fourth quarters in a range of $60 million to $80 million related to a series of steps designed to improve the Company's cost structure. These steps include the elimination of certain support functions related to the consolidation of the North American group and streamlining the management of our North American operations to reflect the current business environment. The restructuring will affect approximately 2,000 North American positions, some through attrition. Annual operating savings related to the restructuring are expected to total $80 million to $100 million beginning in 2002.

"Clearly our year-to-date results are disappointing, and we are taking action to address the cost issues contributing to this performance," said Lowry F. Kline, vice chairman and chief executive officer. "These actions are essential and reflect the realities of the current marketplace. We are committed to controlling our costs, without compromising our commitment to the highest levels of customer service and marketplace execution."

Operating Results

Physical case bottle and can volume increased 3 1/2 percent on a comparable basis for the quarter. Volume trends in North America improved in the second quarter with steady growth of 2 1/2 percent as the Company continues to benefit from expanded distribution of Dasani and the introduction of new brands and packages. European volume results were solid throughout the territory with growth averaging 6 percent. Volume was particularly strong in Great Britain where the take-home channels continue to respond to innovative, local-marketing initiatives. For the first six months, consolidated volume growth totaled 2 1/2 percent with growth in North America of 1 1/2 percent and Europe up 6 1/2 percent.

North American bottle and can net pricing per case increased 1/2 percent in the second quarter as a result of favorable product and package mix. Consolidated bottle and can net pricing per case increased 1 percent on a currency-neutral basis, while consolidated bottle and can cost of sales per case increased a currency-neutral 1 1/2 percent for the quarter.

For the first six months, consolidated bottle and can net pricing per case increased 1 percent and bottle and can cost of goods sold per case increased 2 1/2 percent, both excluding the effects of currency translations.

Full-Year 2001 Expectations

Based on current expectations for volume, net pricing growth and costs, full year 2001 cash operating profit is expected to be in a range of $2.05 billion to $2.1 billion. This range reflects existing foreign currency translation rates and excludes Herb Coca-Cola and nonrecurring items. The Herb Coca-Cola acquisition is expected to add approximately $65 million to $70 million in cash operating profit for the second half of 2001.

Our forecast of North American volume growth for the remainder of 2001 is approximately 2 percent, resulting in full-year 2001 growth of approximately 2 percent. Management continues to expect 2001 European volume growth to be in a range of 5 percent to 6 percent. While we will continue to attempt additional price realization in the third and fourth quarters, North American pricing growth is forecasted to be less than 1 percent for the balance of the year.

Free cash flow is expected to exceed $100 million in 2001 as a result of lower capital spending. 2001 capital spending is expected to total less than $1 billion, including capital spending for the Herb Coca-Cola territories.

Full-year 2001 earnings per common share, excluding one-time items, are forecast in a range of 1 cent to 5 cents, including the partial-year results of the Herb Coca-Cola acquisition.

"Generating price realization and volume growth in our core brands in the take-home channels is critical to achieving sustainable cash operating profit growth and higher returns on capital," said Mr. Kline. "Our success in these areas is closely tied to the ability of the Coca-Cola system to create increased excitement and demand for our products, as well as our own local brand-building efforts."

"We are confident that our Company and the entire Coca-Cola system are moving in the right direction," continued Mr. Kline. "Our actions to remain price competitive in the marketplace in 2001, in addition to our strong partnership with The Coca-Cola Company, will enable us to take full advantage of the opportunities ahead."

The Company will webcast its second quarter conference call with analysts and investors live over the Internet today at 9 a.m. EDT. The call can be accessed through the Company's website at www.cokecce.com.

Coca-Cola Enterprises Inc. (NYSE: CCE) is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

Forward-Looking Statements

Included in this news release are several forward-looking management comments and other statements that reflect management's current outlook for future periods. As always, these expectations are based on the currently available competitive, financial, and economic data along with the Company's operating plans and are subject to future events and uncertainties. The forward-looking statements in this news release should be read in conjunction with the detailed cautionary statements found on page 48 of the Company's 2000 Annual Report, and on page 18 of the Company's First-Quarter 2001 Form 10-Q.

*Cash operating profit is defined as earnings before deducting interest, taxes, depreciation, amortization, and other nonoperating items.

# # #

COCA-COLA ENTERPRISES INC.
KEY OPERATING INFORMATION

Second-Quarter 2001	Change	Currency Neutral Change
Cash Operating Profit	(12 1/2)%	(11)%
Net Pricing Per Case (Bottle and Can) (a)	(1)%	1%
Cost of Sales Per Case (Bottle and Can)	(1/2)%	1 1/2%
Physical Case Bottle and Can Volume (b)
Consolidated	3 1/2%
North America	2 1/2%
Europe	6%
Fountain Gallon Volume	(1)%

Six-Months 2001	Change	Currency Neutral Change
Cash Operating Profit	(14)%	(12)%
Net Pricing Per Case (Bottle and Can) (a)	(1)%	1%
Cost of Sales Per Case (Bottle and Can)	1/2%	2 1/2%
Physical Case Bottle and Can Volume (b)
Consolidated	2 1/2%
North America	1 1/2%
Europe	6 1/2%
Fountain Gallon Volume	Flat
  Net pricing per case is calculated as invoice pricing less allowances.
  Volume results have been adjusted to include acquisitions completed in 2000.

                       COCA-COLA ENTERPRISES INC.
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                (Unaudited; In Millions Except Per Share Data)

                                             Second Quarter
                                     --------------------------------

                                       2001       2000(a)     Change
                                     -------    -------      --------
Net Operating Revenues               $ 4,105    $ 4,027           2%
Cost of Sales                          2,545      2,483       2 1/2%
                                     -------    -------
Gross Profit                           1,560      1,544           1%
Selling, Delivery, and
  Administrative Expenses              1,289      1,156      11 1/2%
                                     -------    -------
Operating Income                         271        388         (30)%
Interest Expense, Net                    188        200          (6)%
Other Nonoperating Expense, Net            -          1
                                     -------    -------
Income Before Income Taxes                83        187
Income Tax Expense                        14         64
Income Tax Rate Change (Benefit) (b)     (46)         -
                                     -------    -------
Net Income                                115       123
Preferred Stock Dividends                   1         1
Net Income Applicable to
  Common Shareowners                 $    114   $   122
                                     ========   =======
Basic Average Common Shares
 Outstanding                              419       420
                                     ========   =======
Basic Net Income Per Share
 Applicable to Common
 Shareowners (c)                     $   0.27   $  0.29
                                     ========   =======
Diluted Average Common Shares
   Outstanding                            427       429
                                     ========   =======
Diluted Net Income Per Share
 Applicable to Common
 Shareowners (c)                     $   0.27  $   0.29
                                     ========   =======
Cash Operating Profit Data:
 Operating Income                    $    271  $    388         (30)%
 Depreciation                             224       196          14%
 Amortization                             113       112           1%
                                     --------  --------
Cash Operating Profit                $    608  $    696      (121/2)%
                                     ========   =======

(a) 2000 results include a nonrecurring charge of $12 million related to
Great Britain.

(b) Represents a $46 million nonrecurring reduction in deferred taxes.

(c) Per share data calculated prior to rounding to millions.

--------------------------------------------------------------------------------------
                       COCA-COLA ENTERPRISES INC.
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                (Unaudited; In Millions Except Per Share Data)

                                                   Six Months
                                        --------------------------------
                                          2001        2000(a)   Change
                                        -------    -------     -------
Net Operating Revenues                  $ 7,457    $ 7,321         2%
Cost of Sales                             4,613      4,495     2 1/2%
                                        -------    -------
Gross Profit                              2,844      2,826       1/2%
Selling, Delivery, and
  Administrative Expenses                 2,507      2,294     9 1/2%
                                        -------    -------
Operating Income                            337        532       (37)%
Interest Expense, Net                       380        396        (4)%
Other Nonoperating Income, Net                -          -
                                        -------    -------
Income (Loss) Before Income Taxes           (43)       136
Income Tax (Benefit) Expense                (28)        46
Income Tax Rate Change (Benefit) (b)        (46)         -
                                        -------    -------
Net Income                                   31         90
Preferred Stock Dividends                     2          2
                                        -------    -------
Net Income Applicable to
  Common Shareowners                    $    29    $    88
                                        =======    =======
Basic Average Common Shares
 Outstanding                                418        420
                                        =======    =======
Basic Net Income Per Share
 Applicable to Common
   Shareowners (c)                      $  0.07    $  0.21
                                        =======    =======

Diluted Average Common Shares
 Outstanding                                427        431
                                        =======    =======

Diluted Net Income Per Share
 Applicable to Common
 Shareowners (c)                        $  0.07   $   0.20
                                        =======   ========

Cash Operating Profit Data:
 Operating Income                       $    337  $    532       (37)%
 Depreciation                                437       400         9%
 Amortization                                225       227        (1)%
                                        --------  --------
Cash Operating Profit                   $    999  $  1,159       (14)%
                                        ========  ========

(a) 2000 results include a nonrecurring charge of $12 million related to
 Great Britain.

(b) Represents a $46 million nonrecurring reduction in deferred taxes.

(c) Per share data calculated prior to rounding to millions.

-----------------------------------------------------------------------------------
                         COCA-COLA ENTERPRISES INC.
                PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In Millions)

                                         June 29,   December 31,
                                          2001          2000
                                        ----------  ------------
                                        (Unaudited)
ASSETS
Current
 Cash and cash investments               $   146    $   294
  Trade accounts receivable,
  net                                      1,610      1,297
 Inventories                                 693        602
 Prepaid expenses and other
  current assets                             421        438
                                           -----      -----
   Total Current Assets                    2,870      2,631

Net Property, Plant, and Equipment         5,777      5,783

Franchises and Other Noncurrent
 Assets, Net                              13,622     13,748
                                        --------    -------

                                         $22,269    $22,162
                                         =======    =======

LIABILITIES AND SHAREOWNERS' EQUITY
Current
  Accounts payable and accrued
   expenses                              $ 2,317    $ 2,321
  Current portion of long-term debt        1,255        773
                                        --------    -------
    Total Current Liabilities              3,572      3,094

Long-Term Debt, Less Current Maturities   10,070     10,348

Retirement and Insurance Programs
 And Other Long-Term Obligations           1,100      1,112

Long-Term Deferred Income Tax
 Liabilities                               4,654      4,774

Shareowners' Equity                        2,873      2,834
                                        --------    -------
                                         $22,269    $22,162
                                         =======    =======